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                                                                      EXHIBIT 31


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-10 of our report dated November 9, 2004, relating to the financial statements of BP Papua New Guinea Limited, which appear in such Registration Statement.
 We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
By Stephen Beach
Partner
Lae, Papua New Guinea

November 10, 2004.